Exhibit 99.1
At EMAK Worldwide, Inc.:
Media and investor inquiries:
Lisa Mueller
Director, Investor Relations
(323) 932-4034
For Immediate Release
EMAK Worldwide Reports Results for First Quarter of 2006
     LOS ANGELES, May 3, 2006 — EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the first quarter ended March 31, 2006.
     Revenues were $42.7 million in the first quarter of 2006, compared with revenues of $57.2 million in the same period of the previous year.
     Net loss in the first quarter of 2006 was $2.1 million, or $0.42 per diluted share, compared with net loss of $417,000, or $0.14 per diluted share, in the same period of the previous year.
     The Company’s first quarter 2006 results include a restructuring charge of $606,000, or $0.10 per diluted share, related to the restructuring of the SCI Promotion agency, the elimination of a centralized management position and the wind-down of Pop Rocket, as well as ERP reimplementation costs of $17,000, or less than one penny per diluted share. Results for the first quarter of 2005 include a restructuring charge of $583,000, or $0.06 per diluted share, primarily related to the wind-down of Pop Rocket, and also integration costs and ERP reimplementation costs combined for a net charge of $134,000, or $0.01 per diluted share. A reconciliation of these non-GAAP items to net income, including a comparison of non-GAAP financial figures, can be found in the tables that follow in this press release.
     “Overall business activity met with our expectations in the first quarter. Our Equity Marketing agency experienced a decline in revenues from the year-ago quarter due to lower unit volumes purchased by its largest client. Last year’s promotional calendar was boosted by programs tied to a blockbuster film series,” said Jim Holbrook, EMAK’s Chief Executive Officer. “On a positive note, Upshot’s revenues more than doubled from the year-ago quarter
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EMAK Worldwide, Inc.

because of work performed for a new pillar client. Upshot’s increase in sales more than replaced lost revenues from former client SUBWAY®, and as a result, our non-Burger King related marketing services revenues were only slightly lower than the first quarter of 2005.
     “Our efforts to streamline the organization’s cost structure are beginning to bear fruit as operating expenses in the first quarter, before charges, were approximately $2.5 million lower than last year. We will continue to take action to align costs with current and anticipated future revenue levels,” said Holbrook.
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EMAK Worldwide, Inc.

First Quarter 2006 Financial Highlights
     The following table presents financial highlights for the Company’s operations for the first quarter of 2006. Full financial results, including reconciliations of GAAP to non-GAAP measures, are attached.
Results from operations
(In thousands of dollars)

	Three Months Ended March 31,

		% of		% of	%
	2006	revenues	2005	revenues	change

Revenues
Agency services	8,295	19.4%	4,432	7.7%	87.2%
Promotional products	31,886	74.7%	46,226	80.8%	-31.0%
Consumer products	2,505	5.9%	6,584	11.5%	-62.0%

	42,686	100%	57,242	100%	-25.4%

Gross profit
Agency services gross profit	2,029	24.5%*	1,431	32.3%*	41.8%
Promotional products gross profit	7,614	23.9%*	11,448	24.8%*	-33.5%
Consumer products gross profit	690	27.5%*	1,570	23.8%*	-56.1%

	10,333	24.2%	14,449	25.2%	-28.5%

Operating expenses	12,438	29.1%	15,049	26.3%	-17.3%
Operating loss	(2,105)	-4.9%	(600)	-1.0%	250.8%
Net loss	(2,088)	-4.9%	(417)	-0.7%	400.7%

Non-GAAP financial highlights
Adjusted operating expenses before charges	11,815	27.7%	14,332	25.0%	-17.6%
EBITDA	(1,658)	-3.9%	(33)	-0.1%	N/A
Adjusted EBITDA before charges	(1,035)	-2.4%	684	1.2%	-251.3%
Adjusted operating income (loss) before charges	(1,482)	-3.5%	117	0.2%	N/A
Adjusted net income (loss) before charges	(1,465)	-3.4%	7	0.0%	N/A

*	Percentage of segment revenues
Additional First Quarter 2006 Financial Highlights
•	Revenues were down 25 percent from the year-ago quarter primarily due to lower unit volumes for the promotional programs of EMAK’s largest client. To a lesser degree, revenues were lower due to the loss of SUBWAY® as a client and the wind-down of Pop Rocket. These declines in revenues were offset somewhat by an increase in revenues at Upshot.

•	Domestic revenues for the quarter were $27.7 million, or 64.8 percent of revenues, and international revenues for the quarter were $15.0 million, or 35.2 percent of revenues. In the year-ago quarter, domestic revenues were $40.8 million, or 71.4 percent of revenues, and international revenues were $16.4 million, or 28.6 percent of revenues.
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EMAK Worldwide, Inc.

•	Net foreign currency translation had an unfavorable impact to revenues of approximately $701,000 versus the prior year period average exchange rates (the average rate for the British Pound declined from $1.89 in the first quarter of 2005 to $1.75 in the first quarter of 2006).

•	Due to the reorganization of the business, and to be consistent with the way management currently views business units internally, the Company now reports its Marketing Services business as two segments: Agency Services (fee-based service revenues), and Promotional Products (revenues from marketing programs which incorporate products used as free premiums or sold in conjunction with the purchase of other products at retail).

•	Agency Services gross profit includes direct outside costs which fluctuate, making direct period-over-period comparisons of the gross profit percentages difficult. Typically billings for direct outside costs, which are included in revenues, have very low gross margins. In periods in which segment revenues contain significant direct outside costs, the overall gross profit percentage will be lower. Management views the overall gross profit dollars, rather than the percentage, to be a more meaningful measure of performance.

•	Consumer Products revenues were down 62.0 percent from the year-ago quarter because of the wind-down of the division. Pop Rocket entered 2006 with three remaining licenses, Baby Einstein™, JoJo’s Circus™ and Crayola®, which expire June 2006, December 2007 and December 2008, respectively.

•	Gross profit in the Consumer Products segment increased from the prior year due to an improved sales mix, as Pop Rocket’s remaining toy lines are its strongest.

•	Operating expenses decreased 17.3 percent versus the prior year due to the Company’s restructuring initiatives designed to reduce overhead and streamline operations.
Financial Condition
•	The balance of cash, cash equivalents and restricted cash at March 31, 2006 was $4.5 million, a decrease of $1.8 million versus the end of last year. The Company had no debt at the end of either period.

•	The Company used $664,000 of cash from operations during the quarter, versus generating cash of $4.8 million in the same period in 2005.
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EMAK Worldwide, Inc.

•	Working capital was $10.2 million and the current ratio was 1.3, versus working capital of $12.5 million and a current ratio of 1.3 at the end of 2005.

•	EMAK signed a new $25 million credit facility with Bank of America, maturing March 29, 2009.

•	The Company reached a tentative agreement (subject to shareholder approval) with Crown EMAK Partners LLC, the holder of EMAK’s preferred stock. The agreement includes the elimination of the 6 percent dividend effective April 1, 2006 in exchange for a reduction in the preferred stock’s conversion price from $14.75 per share of common stock to $9 per share. The elimination of the dividend would improve cash flow by $1.5 million annually. Further information is available in the Company’s proxy statement for the May 31 annual meeting.
Outlook
     Holbrook commented, “Our March 28 backlog for 2006 as reported in our 10-K is approximately 27 percent lower than it was at a similar point last year for a few reasons: the wind-down of both Pop Rocket and Johnson Grossfield, and also the lower unit volumes expected for our largest client. We consider this to be a transitional year.
     “Since joining EMAK in November, I have undertaken a full assessment of EMAK’s strengths and weaknesses. We have made some significant strides in important areas, such as slimming the corporate cost structure and integrating several of our agencies, both of which are well underway. For example, the newly-formed global organization that is Logistix represents multi-national clients through multiple offices in the U.S. and Europe. As more clients are taking a global approach to their marketing strategies, this integration is crucial to ensuring high-touch, high-quality service and program cost efficiency on a global scale.
     “We are also making progress on establishing a focused new business effort for EMAK’s agencies. We are providing agencies with robust planning and resources necessary to foster a successful new business program, which is the lifeblood of every marketing organization,” said Holbrook.
First Quarter Conference Call and Webcast
     The Company will host a conference call with investors and financial analysts today at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter financial results and operational highlights.
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EMAK Worldwide, Inc.

The call can be accessed live via the Internet at www.emak.com. To listen to the live call, visit the Investor Relations section (Events page) of the Web site at least 15 minutes prior to download any necessary software. For those who cannot listen to the live broadcast, an online replay will be available for 30 days at www.emak.com, or a phone replay will be available through May 10, 2006 by dialing 800-642-1687 or 706-645-9291 (international) and entering the passcode 8311399.
About EMAK Worldwide, Inc.
     EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.
NOTE: All trademarks and registered trademarks are property of their respective owners.
Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2006 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.
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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	(Unaudited)
	2006	2005
Revenues	$42,686	$57,242
Cost of sales	32,353	42,793

Gross profit	10,333	14,449
Operating expenses:
Salaries, wages and benefits	6,855	8,330
Selling, general and administrative	4,960	6,002
Integration costs	—	45
Restructuring charge	606	583
ERP reimplementation costs	17	89

Total operating expenses	12,438	15,049

Loss from operations	(2,105)	(600)
Interest expense, net	(12)	(104)
Other income (expense)	46	(1)

Loss before provision (benefit) for income taxes	(2,071)	(705)
Provision (benefit) for income taxes	17	(288)

Net loss	(2,088)	(417)
Preferred stock dividends	375	375

Net loss available to common stockholders	$(2,463)	$(792)

Basic loss per share
Loss per share	$(0.42)	$(0.14)

Weighted average shares outstanding	5,806,203	5,765,938

Diluted loss per share
Loss per share	$(0.42)	$(0.14)

Weighted average shares outstanding	5,806,203	5,765,938

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS	March 31,	December 31,
	2006	2005
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$3,336	$6,315
Restricted cash	1,207	—
Accounts receivable, net	23,676	29,375
Inventories	7,877	11,246
Prepaid expenses and other current assets	3,336	3,044

CURRENT ASSETS	39,432	49,980
Fixed assets, net	3,731	3,571
Intangible assets, net	13,568	13,567
Other assets	603	626

TOTAL ASSETS	$57,334	$67,744

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Short-term debt	$—	$—
Accounts payable	16,457	20,118
Accrued liabilities	12,738	17,342

CURRENT LIABILITIES	29,195	37,460
Long-term liabilities	3,744	3,956

TOTAL LIABILITIES	32,939	41,416

Mandatorily redeemable preferred stock	22,518	22,518

Common stock	—	—
Additional paid-in capital	24,823	26,422
Accumulated deficit	(8,006)	(5,918)
Accumulated other comprehensive income	2,729	2,699
Less:
Treasury stock	(17,669)	(17,669)
Unearned compensation	—	(1,724)

TOTAL STOCKHOLDERS’ EQUITY	1,877	3,810

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$57,334	$67,744

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	(Unaudited)
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,088)	$(417)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	401	568
Provision for doubtful accounts	—	47
Gain on disposal of fixed assets	—	(5)
Amortization of restricted stock	194	181
Changes in operating assets and liabilities- Increase (decrease) in cash and cash equivalents:
Accounts receivable	5,732	12,979
Inventories	3,398	1,755
Prepaid expenses and other current assets	(345)	(1,118)
Other assets	25	(176)
Accounts payable	(3,322)	(6,111)
Accrued liabilities	(2,237)	(2,642)
Long-term liabilities	(2,422)	(305)

Net cash provided by (used in) operating activities	(664)	4,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(469)	(448)
Restricted cash	(1,207)	—
Proceeds from sale of fixed assets	5	11
Payment for purchase of Megaprint Group	(313)	—

Net cash used in investing activities	(1,984)	(437)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of preferred stock dividends	(375)	(375)
Borrowings under line of credit	—	12,800
Repayment under line of credit	—	(15,941)

Net cash used in financing activities	(375)	(3,516)

Net increase (decrease) in cash and cash equivalents	(3,023)	803

Effects of exchange rates on cash and cash equivalents	44	(57)

CASH AND CASH EQUIVALENTS, beginning of period	6,315	4,406

CASH AND CASH EQUIVALENTS, end of period	$3,336	$5,152

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
EBITDA
(In thousands)
EBITDA, before charges, is calculated as follows:

	Three Months Ended
	March 31,
	(Unaudited)
	2006	2005

Net loss	$(2,088)	$(417)

Interest expense, net	12	104
Provision (benefit) for income taxes	17	(288)
Depreciation	371	461
Amortization	30	107

EBITDA	(1,658)	(33)

Integration costs	—	45
Restructuring charge	606	583
ERP reimplementation costs	17	89

EBITDA, before charges	$(1,035)	$684

EBITDA is reconciled to cash flows provided by (used in) operating activities, the most comparable measure under generally accepted accounting principles, as follows:

	Three Months Ended
	March 31,
	(Unaudited)
	2006	2005
EBITDA, before charges	$(1,035)	$684

Integration costs	—	(45)
Restructuring charge	(606)	(583)
ERP reimplementation costs	(17)	(89)
Interest expense, net	(12)	(104)
Benefit (provision) for income taxes	(17)	288
Changes in operating assets and liabilities	829	4,382
Other, net	194	223

Net cash provided by (used in) operating activities	$(664)	$4,756

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EMAK Worldwide, Inc.

EMAK Worldwide, Inc.
Supplementary Information
Reconciliation of GAAP to Non-GAAP Financial Highlights
(In thousands of dollars, except per share data)

	Three Months Ended March 31, 2006
	GAAP	Special items		Non-GAAP

Operating expenses	$12,438	$(623	)(a)	$11,815
Operating loss	(2,105)	623	(a)	(1,482)
Net loss	(2,088)	623	(b)	(1,465)

Diluted loss per share	$(0.42)	$0.11	(c)	$(0.32)

(a)	Includes a restructuring charge of $606 related to the reorganization of the SCI Promotion agency, the elimination of a centralized management position and the wind down of Pop Rocket, and ERP reimplementation costs of $17.

(b)	Includes adjustments noted in footnote (a), net of estimated income taxes.

(c)	Includes adjustments noted in footnote (b) on a per share basis.

	Three Months Ended March 31, 2005
	GAAP	Special items		Non-GAAP

Operating expenses	$15,049	$(717	)(a)	$14,332
Operating income (loss)	(600)	717	(a)	117
Net income (loss)	(417)	424	(b)	7

Diluted loss per share	$(0.14)	$0.08	(c)	$(0.06)

(a)	Includes a restructuring charge of $583 related to the wind down of Pop Rocket, ERP reimplementation costs of $89 and integration costs of $45.

(b)	Includes adjustments noted in footnote (a), net of estimated income taxes.

(c)	Includes adjustments noted in footnote (b) on a per share basis.
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